(v)

JOINT FIDELITY BOND AGREEMENT

THIS AGREEMENT is made as of September 1, 2013, by and among certain registered investment companies (the "Funds") managed and/or administered by Eaton Vance Management (“EVM”) or Boston Management and Research (“BMR”), each listed on Appendix A, as amended from time to time; and certain other non-Fund entities affiliated with EVM and/or BMR (collectively the “EV Parties”), each listed on Appendix A, as amended from time to time; all of which are named insureds (the “Insureds”) under a joint insured fidelity bond (the “Bond”) issued by one or more insurance companies (the “Insurer”), which may from time to time be amended or replaced:

WHEREAS, EVM and BMR act as investment adviser, manager and/or administrator of the Funds, and may from time to time hereafter act as investment adviser, manager or administrator of other funds; and Eaton Vance Distributors, Inc. acts as principal underwriter or placement agent for certain of the Funds, and may from time to time hereafter act as principal underwriter or placement agent for certain other funds; and

WHEREAS, each Fund has registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a management investment company; and

WHEREAS, Rule 17g-1(f) under the 1940 Act requires registered management investment companies named as an insured on a joint fidelity bond to enter into certain agreements with the other named insureds; and

WHEREAS, the Insureds each will benefit from its participation in the Bond; and

WHEREAS, the Insureds desire to establish the criteria by which (i) the annual premium shall be allocated among the parties, (ii) parties may be added to the Bond, and (iii) losses in excess of the face amount of the Bond shall be allocated among the parties:

NOW, THEREFORE, it is agreed as follows:

1.Allocation of Premiums.  The premium payable on the Bond shall be allocated between the Funds and the EV Parties in the manner approved by the Board of Trustees of the Funds, including a majority of those Trustees who are not “interested persons” of the Funds as defined by Section 2 (a) (19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”).  The amount of premium allocated to the Funds shall then be allocated among the Funds in the manner approved by the Board of Trustees of the Funds, including a majority of the Independent Trustees.  The amount of premium payable by the EV Parties may be allocated among the EV Parties as mutually agreed by them.

2.Additional Parties to the Agreement.  If the Insurer is willing without additional premium to add as an Insured under the Bond (i) any registered investment company for which EVM or BMR hereafter is investment adviser, manager and/or administrator, or (ii) any non-Fund party which qualifies as an insurable party pursuant to Rule 17g-1(b)(3) under the 1940 Act, the parties hereto agree that: (a) such addition may be made, (b) any such registered investment company may become a party to this Agreement and be included within the term “Funds”, and (c) that such affiliate or other party may become a party to this Agreement and be included within the term “EV Parties”; provided that any party added during the term of the Agreement shall be bound by the terms of the Agreement.

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3.Allocation of Claim Proceeds.  In the event that the claims of loss of two or more Insureds under the Bond exceed the face amount of the Bond and are deemed to be a Single Loss as defined under the Bond, the following rules for determining, as among the claimants, the priority of satisfaction of the claims under the Bond shall apply:

A.All claims of the Funds that have been duly proved and established under the Bond shall be satisfied in full before satisfaction of any claims of any non-Fund Insured party.  However, a Fund (“Investing Fund”) which invests substantially all of its assets in one or more other Funds (“Portfolio”) in a master-feeder or fund-of-funds structure is not entitled to recover on its claim to the extent that the Investing Fund’s actual covered loss is reduced by the satisfaction of a Portfolio’s claim.

B.If the claims of the Funds exceed the face amount of the Bond, the insurance shall be applied to those claims in the following manner:

(i)each Fund shall receive an equitable and proportionate share of the insurance, but in no event less than the amount it would have received had it provided and maintained a single bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act (the “minimum coverage”); and

(ii)any remaining amount of recovery over the minimum coverage shall be applied to the unsatisfied claims of the Funds, in proportion to the relevant Funds’ contributions toward the allocation of the premium paid for the Bond as determined in accordance with Paragraph 1 above.

C.If after giving effect to Paragraph A there remains a portion of the insurance under the Bond available for the satisfaction of claims of parties other than the Funds, such remainder shall be applied as EVM shall determine.

4.Limitations of Liability. All parties hereto agree that any obligation assumed by a business or common law trust hereunder shall be limited to the assets of the trust, and the trustees, shareholders and agents of the trust shall not be liable thereon.

5.Effective Date. This Fidelity Bond Premium Sharing Agreement shall become effective as of September 1, 2013.

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed by their officers, Directors or Trustees hereunto duly authorized all as of the day and year first above written.

EATON VANCE MANAGEMENT (as agent for the Insureds listed on Schedule A)

By:   /s/ Paul M. O’Neil

Name:Paul M. O’Neil

Title:Vice President

2

Schedule A
Effective September 1, 2020

Eaton Vance Non-Funds

•Atlanta Capital Management Company, LLC

•Eaton Vance Management

•Boston Management and Research

•Eaton Vance Distributors, Inc.

•Parametric Portfolio Associates, LLC

•Parametric Risk Advisors, LLC

•Eaton Vance Management (International) Ltd.

•Eaton Vance Advisers International Ltd.

•Fox Asset Management, LLC

•Eaton Vance Global Management, LLC

•Advanced Fund Solutions, LLC

•Next Shares Solutions, LLC

Eaton Vance Growth Trust, a series fund consisting of:

•Eaton Vance-Atlanta Capital Focused Growth Fund

•Eaton Vance Atlanta Capital Select Equity Fund

•Eaton Vance-Atlanta Capital SMID-Cap Fund

•Eaton Vance Focused Global Opportunities Fund

•Eaton Vance Focused Growth Opportunities Fund

•Eaton Vance Focused Value Opportunities Fund

•Eaton Vance Greater China Growth Fund

•Eaton Vance Hexavest Global Equity Fund

•Eaton Vance Hexavest International Equity Fund

•Eaton Vance International Small-Cap Fund

•Eaton Vance Richard Bernstein All Asset Strategy Fund

•Eaton Vance Richard Bernstein Equity Strategy Fund

•Eaton Vance Worldwide Health Sciences Fund

Eaton Vance Investment Trust, a series fund consisting of:

•Eaton Vance Floating Rate Municipal Income Fund

•Eaton Vance National Limited Maturity Municipal Income Fund

•Eaton Vance New York Municipal Opportunities Fund

•Eaton Vance Short Duration Municipal Opportunities Fund

Eaton Vance Municipals Trust, a series fund consisting of:

•Eaton Vance Arizona Municipal Income Fund

•Eaton Vance California Municipal Opportunities Fund

•Eaton Vance Connecticut Municipal Income Fund

•Eaton Vance Georgia Municipal Income Fund

•Eaton Vance Maryland Municipal Income Fund

•Eaton Vance Massachusetts Municipal Income Fund

•Eaton Vance Minnesota Municipal Income Fund

•Eaton Vance Missouri Municipal Income Fund

•Eaton Vance Municipal Opportunities Fund

•Eaton Vance National Municipal Income Fund

•Eaton Vance New Jersey Municipal Income Fund

•Eaton Vance New York Municipal Income Fund

•Eaton Vance North Carolina Municipal Income Fund

•Eaton Vance Ohio Municipal Income Fund

•Eaton Vance Oregon Municipal Income Fund

•Eaton Vance Pennsylvania Municipal Income Fund

•Eaton Vance South Carolina Municipal Income Fund

•Eaton Vance Virginia Municipal Income Fund

Eaton Vance Municipals Trust II, a series fund consisting of:

•Eaton Vance High Yield Municipal Income Fund

•Parametric TABS Intermediate-Term Municipal Bond Fund

•Parametric TABS Short-Term Municipal Bond Fund

•Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund

•Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund

•Parametric TABS 10-to-20 Year Laddered Municipal Bond Fund

Eaton Vance Mutual Funds Trust, a series fund consisting of:

•Eaton Vance AMT-Free Municipal Income Fund

•Eaton Vance Core Plus Bond Fund

•Eaton Vance Emerging and Frontier Countries Equities Fund

•Eaton Vance Emerging Markets Debt Fund

•Eaton Vance Emerging Markets Local Income Fund

•Eaton Vance Floating-Rate Fund

•Eaton Vance Floating-Rate Advantage Fund

•Eaton Vance Floating-Rate & High Income Fund

•Eaton Vance Global Bond Fund

•Eaton Vance Global Income Builder Fund

•Eaton Vance Global Macro Absolute Return Fund

•Eaton Vance Global Macro Absolute Return Advantage Fund

•Eaton Vance Global Small-Cap Equity Fund

•Eaton Vance Government Opportunities Fund

•Eaton Vance High Income Opportunities Fund

•Eaton Vance Stock Fund

•Eaton Vance Short Duration Government Income Fund

•Eaton Vance Short Duration High Income Fund

•Eaton Vance Multi-Asset Credit Fund

•Eaton Vance Global Bond Fund

•Parametric Commodity Strategy Fund

•Parametric Dividend Income Fund

•Parametric Emerging Markets Fund

•Parametric International Equity Fund

•Parametric Tax-Managed International Equity Fund

•Parametric Volatility Risk Premium-Defensive Fund

•Eaton Vance Short Duration Strategic Income Fund

•Eaton Vance Tax-Managed Equity Asset Allocation Fund

•Eaton Vance Tax-Managed Global Dividend Income Fund

•Eaton Vance Tax-Managed Growth Fund 1.1

•Eaton Vance Tax-Managed Growth Fund 1.2

•Eaton Vance Tax-Managed Multi-Cap Growth Fund

•Eaton Vance Tax-Managed Small-Cap Fund

•Eaton Vance Tax-Managed Value Fund

Eaton Vance Series Fund, Inc., a series fund consisting of:

•Eaton Vance Emerging Markets Debt Opportunities Fund

Eaton Vance Series Trust, a series fund consisting of:

•Eaton Vance Tax-Managed Growth Fund 1.0

Eaton Vance Series Trust II, a series fund consisting of:

•Eaton Vance Income Fund of Boston

•Parametric Tax-Managed Emerging Markets Fund

Eaton Vance Special Investment Trust, a series fund consisting of:

•Eaton Vance 1-to-10 Year Laddered Corporate Bond Fund

•Eaton Vance Balanced Fund

•Eaton Vance Dividend Builder Fund

•Eaton Vance Greater India Fund

•Eaton Vance Core Bond Fund

•Eaton Vance Growth Fund

•Eaton Vance Large-Cap Value Fund

•Eaton Vance Real Estate Fund

•Eaton Vance Short Duration Inflation-Protected Income Fund

•Eaton Vance Small-Cap Fund

•Eaton Vance Special Equities Fund

Eaton Vance Variable Trust, a series fund consisting of:

•Eaton Vance VT Floating-Rate Income Fund

Eaton Vance Next Shares Trust, a series fund consisting of:

•Eaton Vance Balanced NextShares

•Eaton Vance Global Income Builder NextShares

•Eaton Vance Growth NextShares

•Eaton Vance Large-Cap Value NextShares

•Eaton Vance Richard Bernstein All Asset Strategy NextShares

•Eaton Vance Richard Bernstein Equity Strategy NextShares

•Eaton Vance Stock NextShares

•Eaton Vance Small-Cap NextShares

•Parametric Emerging Markets NextShares

•Parametric International Equity NextShares

Eaton Vance Next Shares Trust II, a series fund consisting of:

•Eaton Vance Bond NextShares

•Eaton Vance Global Macro Absolute Return NextShares

•Eaton Vance Government Obligations NextShares

•Eaton Vance High Income Opportunities NextShares

•Eaton Vance High Yield Municipal Income NextShares

•Eaton Vance National Municipal Income NextShares

•Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares

Eaton Vance California Municipal Bond Fund

Eaton Vance California Municipal Income Trust

Eaton Vance Enhanced Equity Income Fund

Eaton Vance Enhanced Equity Income Fund II

Eaton Vance Floating-Rate Income Plus Fund

Eaton Vance Floating-Rate Income Trust

Eaton Vance High Income 2021 Target Term Trust

Eaton Vance Limited Duration Income Fund

Eaton Vance Municipal Bond Fund

Eaton Vance Municipal Income 2028 Term Trust

Eaton Vance Municipal Income Trust

Eaton Vance National Municipal Opportunities Trust

Eaton Vance New York Municipal Bond Fund

Eaton Vance New York Municipal Income Trust

Eaton Vance Risk-Managed Diversified Equity Income Fund

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance Short Duration Diversified Income Fund

Eaton Vance Tax-Advantaged Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund

Eaton Vance Tax-Managed Buy-Write Income Fund

Eaton Vance Tax-Managed Buy-Write Opportunities Fund

Eaton Vance Tax-Managed Buy-Write Strategy Fund

Eaton Vance Tax-Managed Diversified Equity Income Fund

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund

Eaton Vance Tax-Managed Global Diversified Equity Income Fund

Eaton Vance Floating-Rate 2022 Target Term Trust

Eaton Vance High-Income 2022 Target Term Trust

5-to-15 Year Laddered Municipal Bond Portfolio

Boston Income Portfolio

Emerging Markets Local Income Portfolio

Eaton Vance Floating Rate Portfolio

Global Income Builder Portfolio

Global Macro Absolute Return Advantage Portfolio

Global Macro Capital Opportunities Portfolio

Global Macro Portfolio

Global Opportunities Portfolio

Greater India Portfolio

High Income Opportunities Portfolio

High Yield Municipal Income Portfolio

International Income Portfolio

Core Bond Portfolio

Stock Portfolio

Senior Debt Portfolio

Short Duration High Income Portfolio

Tax-Managed Growth Portfolio

Tax-Managed International Equity Portfolio

Tax-Managed Multi-Cap Growth Portfolio

Tax-Managed Small-Cap Portfolio

Tax-Managed Value Portfolio

Worldwide Health Sciences Portfolio

PSC Commodity Subsidiary, Ltd.

Eaton Vance GMAP Commodity Subsidiary, Ltd.

Eaton Vance GMP Commodity Subsidiary, Ltd.

Eaton Vance GOP Commodity Subsidiary, Ltd.

SARP Commodity Subsidiary, Ltd.

Eaton Vance International (Cayman Islands) Funds, Ltd., a series fund consisting of:

•Eaton Vance International (Cayman Islands) Floating-Rate Income Fund

•Eaton Vance International (Cayman Islands) Emerging Markets Local Income Fund

•Eaton Vance International (Cayman Islands) Short Duration Strategic Income Fund

•Eaton Vance International (Cayman Islands) Floating Rate Income Portfolio

Eaton Vance International (Ireland) Funds plc, a series fund consisting of:

•Eaton Vance International (Ireland) Emerging Market Local Income Fund

•Eaton Vance International (Ireland) Global High Yield Bond Fund

•Eaton Vance International (Ireland) Global Macro Fund

•Eaton Vance International (Ireland) Parametric Emerging Markets Fund

•Eaton Vance International (Ireland) Parametric Global Defensive Equity Fund

•Eaton Vance International (Ireland) Hexavest All-Country Global Equity Fund

•Eaton Vance International (Ireland) Hexavest Global Equity Fund

•Eaton Vance International (Ireland) U.S. High Yield Bond Fund

•Eaton Vance International (Ireland) U.S. Value Fund

Eaton Vance Institutional Funds PLC, a series fund consisting of:

•Eaton Vance (Ireland) Floating-Rate Income Fund

•Eaton Vance (Ireland) Multi-Asset Credit Fund

AGF Floating Rate Income Fund

Eaton Vance (Australia) Hexavest All-Country Global Equity Fund